Exhibit 99.1

BroadSoft, Inc.

Historical Deferred Revenue Reclassification (Unaudited)

(in thousands)

	December 31, 2009	December 31, 2010	March 31, 2011	June 30, 2011	September 30, 2011	December 31, 2011	March 31, 2012	June 30, 2012	September 30, 2012	December 31, 2012
License software	$19,562	$25,628	$25,063	$24,120	$18,652	$20,608	$14,382	$12,933	$18,447	$18,375
Subscription & maintenance support	14,802	23,502	25,586	23,257	24,276	29,444	31,491	29,749	28,513	35,853
Professional services and other	5,683	10,134	7,131	7,002	7,076	7,084	5,758	6,112	7,081	6,921

Total	$40,047	$59,264	$57,780	$54,379	$50,004	$57,136	$51,631	$48,794	$54,041	$61,149